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                                                                   EXHIBIT 5.1

                                  [LETTERHEAD]

                                   May 9, 1997


Jacor Communications, Inc.
50 East RiverCenter Boulevard
12th Floor
Covington, KY 41011

    Re: Issuance of 2,000,000 Shares of Common Stock of Jacor Communications,
        Inc. Pursuant to Registration Statement on Form S-4 (File No. 333-26125) Filed with the Securities and Exchange Commission
        ----------------------------------------------------------------------

Gentlemen:

    We have acted as counsel to Jacor Communications, Inc., a Delaware corporation ("Company"), in connection with the issuance of up to 2,000,000 Shares of Common Stock pursuant to the merger of Premiere Radio
Networks, Inc. with and into the Company (the "Merger"), and the related simultaneous acquisition by the Company of Archon Communications Inc. (the "Acquisition"), as set forth in the Form S-4 Registration Statement (File No. 333-26125), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.

    As counsel for the Company we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Certificate of Incorporation, Bylaws, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

    On the basis of the foregoing, we express the opinion that the 2,000,000 Shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement, or such lesser number of Shares as may be actually issued by the Company in connection with the Merger and/or the Acquisition, are currently validly authorized and, when issued as contemplated by the Registration

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Jacor Communications, Inc.
Page 2
May 9, 1997

Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

    We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to our firm in the Prospectus/Information Statement under the caption "Legal Matters."

                                  Very truly yours,

                                  GRAYDON, HEAD & RITCHEY


                                  By: /s/ Richard G. Schmalzl
                                     --------------------------------
                                      Richard G. Schmalzl, Partner